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Exhibit 10.60

Dated 8 April 2003

OLA DUNK II FOUNDATION
as standby purchaser
and
BLUEWATER HOLDING B.V.
as lessee
and
PIERCE PRODUCTION COMPANY LIMITED
as sub-lessee

STANDBY LEASE AGREEMENT
relating to the topsides processing plant
for
the Floating Production,
Storage and Off-Loading Facility
"Haewene Brim"

Contents

Clause		Page
1	Definitions and interpretation	1
2	Representations and warranties	2
3	Conditions precedent	3
4	Leasing and delivery and acceptance of the Equipment	3
5	Disclaimers and exclusions, Standby Purchaser's covenants	3
6	Lease Period	5
7	Rent	5
8	Payments	6
9	Insurances	8
10	Total Loss and damage	8
11	Risk, requisition and salvage	8
12	Covenants	8
13	Title and ownership of the Equipment	8
14	Termination	9
15	Re-delivery and sale of the Equipment	10
16	Proceeds of Sale	12
17	General indemnity	13
18	General Tax indemnity and other tax provisions	13
19	Assignment	13
20	Miscellaneous	13
21	Preservation of indemnities	17
Schedule 1 Description of the Equipment		18
Schedule 2 Part 1 Representations and warranties by PPC		19
Part 2 Representations and warranties by the Standby Purchaser		20
Schedule 3 Form of Acceptance Certificate		22

THIS AGREEMENT dated 8 April, 2003 is made

BETWEEN:

(1)
OLA DUNK II FOUNDATION, a stichting established under the laws of the Netherlands Antilles whose registered office is at Landhuis Joonchi, Kaya Richard J Beaujon, z/n Curaçao, Netherlands Antilles (the "Standby Purchaser");

(2)
BLUEWATER HOLDING B.V., a company incorporated under the laws of The Netherlands with company registration number 3492253, whose registered office is at Marsstraat 33, 2132 HR Hoofddorp, The Netherlands, (the "Lessee"); and

(3)
PIERCE PRODUCTION COMPANY LIMITED, a company incorporated in England with its registered office at c/o Watson, Farley & Williams, 15 Appold Street, London EC2A 2HB, England (the "Sub-Lessee").

WHEREAS:

(A)
By a standby put option deed entered into or, as the context may require, to be entered into on or about the date of this Agreement between the Standby Purchaser and Hill Samuel Leasing (No. 4) Limited (the "Lessor") (the "Standby Put Option Deed") the Standby Purchaser granted or, as the context may require, will grant the Lessor an option to dispose of the Lessor's rights in the Equipment to the Standby Purchaser in accordance with the terms of the Standby Put Option Deed.

(B)
The parties hereto have agreed that upon the completion of the Equipment Purchase (as defined below), in accordance with the terms of the Standby Put Option Deed, the Standby Purchaser shall lease the Equipment to the Lessee and the Lessee shall take the Equipment on lease on the terms of this Agreement and the Lessee will let and the Sub-Lessee will hire the Equipment on the terms of the Standby Sub-Lease (the "Standby Sub-Lease") for the purpose of, inter alia, allowing the Sub-Lessee to continue providing services to the Field Contractor under the Field Contract.

NOW IT IS AGREED:

1	Definitions and interpretation
1.1	Definitions

Words and expressions defined in the Standby Sub-Lease and the Deed of Proceeds and Priorities, including words and expressions incorporated therein by reference to other Transaction Documents, shall, unless defined herein, or the context otherwise requires, have the same meaning when used herein and in addition, in this Agreement the following words and expressions shall each have the meaning respectively attributed to them below:
"Acceptance Certificate" means the certificate given by the Lessee pursuant to clause 4.2, in or substantially in the form of Schedule 3;
"Date of Total Loss" shall have the meaning attributed to such term in clause 10.2;
"Delivery" means delivery of the Equipment by the Standby Purchaser to the Lessee in accordance with clause 4.2;
"Delivery Date" means the date on which the Equipment is delivered by the Standby Purchaser to the Lessee in accordance with clause 4.2;
"End Date" means the day on which leasing of the Equipment under the Standby Sub-Lease terminates;

"Equipment Purchase" means the purchase of the Equipment by the Standby Purchaser in accordance with the Standby Put Option Deed;

"Head Lease" means the lease agreement entered or to be entered into on or about the date of this Agreement between the Lessor, PPC and Bluewater Energy pursuant to which the Lessor has agreed to lease the Equipment to PPC and PPC has agreed to take the Equipment on lease from the Lessor, subject to the terms and conditions therein contained;

"Initial Rent" means an amount in Sterling exactly equal to the Required Purchase Price (as such term is defined in the Standby Put Option Deed) as such amount shall be notified to the Lessee by the Standby Purchaser or the Standby Lender, as the case may be, immediately upon the Standby Purchaser receiving a Standby Put Option Notice (as defined in the Standby Put Option Deed) from the Lessor, in accordance with the terms of the Standby Put Option Deed;
"Losses" shall have the meaning attributed to that term in clause 16;
"Notice" shall have the meaning attributed thereto in clause 19.5.1;

"Standby Lease Period" means the period during which the Lessee shall be entitled to possession and use of the Equipment in accordance with this Agreement being the period, if any, commencing on (and including) the Delivery Date and ending on the End Date;
"Standby Lender" means the bank or financial institution which funds the purchase of the Equipment by the Standby Purchaser pursuant to the terms of the Standby Put Option Deed;

"Standby Purchaser Assigned Account" means the interest bearing Dollar account of the Standby Purchaser with ING Bank N.V. acting through its Amsterdam head office]designated "Haewene Brim Standby Purchaser Assigned Account" and includes any redesignation or sub-accounts thereof;
"Sterling" and "£" and "pounds" means the lawful currency for the time being of the United Kingdom;
"Total Loss" has the same meaning as in the Standby Sub-Lease but includes Compulsory Acquisition (as defined in the Standby Sub-Lease).
1.2	Interpretation
1.2.1
The expression "this Agreement" includes the recitals hereto and each schedule as the same may from time to time be amended, supplemented or substituted in accordance with the Deed of Proceeds and Priorities.
1.2.2
In this Agreement, unless the contrary intention is stated the rules of interpretation set out in clause 1.3 of the Standby Sub-Lease shall apply (mutatis mutandis) to this Agreement as if each reference in that clause to "this Agreement" were a reference to this Agreement.
2	Representations and warranties
2.1	Representations and warranties by the Lessee and the Sub-Lessee

The Lessee and the Sub-Lessee hereby acknowledge that the Standby Purchaser has entered into this Agreement in full reliance on the representations by the Lessee in the terms set out in Schedule 2, Part 1 and the representation by the Sub-Lessee in terms set out in Schedule 2, Part 2. The Lessee and the Sub-Lessee each warrant to the Standby Purchaser that their statements made in Schedule 2, Part 1 and Part 2 respectively are as at the date hereof true and accurate.

2.2	Representations and warranties by the Standby Purchaser

The Standby Purchaser acknowledges that the Lessee and the Sub-Lessee have each entered into this Agreement in full reliance on representations by the Standby Purchaser to the Lessee and the Sub-Lessee in the terms set out in Schedule 2 Part 3 and the Standby Purchaser warrants to the Lessee and the Sub-Lessee that the statements made in Schedule 2 Part 3 are as at the date hereof are true and accurate.
2.3	Survival of representations and warranties

The representations and warranties referred to in clauses 2.1 and 2.2 and the respective rights of the Standby Purchaser, the Lessee and the Sub-Lessee in respect thereof shall survive the execution and delivery of this Agreement and Delivery.
3	Conditions precedent

The obligations of each of the Standby Purchaser, the Lessee and the Sub-Lessee under this Agreement shall be subject to (i) the completion, in accordance with the terms of the Standby Put Option Deed, of the Equipment Purchase and (ii) the payment by the Lessee of the Initial Rent, but to no other condition.
4	Leasing and delivery and acceptance of the Equipment
4.1	Leasing

Subject to the provisions of this Agreement, the Standby Purchaser agrees to lease the Equipment to the Lessee, and the Lessee agrees to lease the Equipment from the Standby Purchaser, on and subject to the terms and conditions herein contained.
4.2	Delivery and acceptance of the Equipment

Delivery of the Equipment by the Standby Purchaser to the Lessee, and acceptance thereof by the Lessee, shall be deemed to take place immediately upon the satisfaction of the conditions precedent set out in clause 3. Simultaneously with that deemed delivery, the Standby Purchaser shall deliver to the Lessee and the Sub-Lessee an Acceptance Certificate dated the date of such delivery. Each of the Lessee and the Sub-Lessee agree that upon receipt of such Acceptance Certificate they will forthwith execute the Acceptance Certificate and such executed Acceptance Certificate shall, without further act, constitute irrevocable evidence of Delivery and acceptance thereof for all purposes of this Agreement.
5	Disclaimers and exclusions, Standby Purchaser's covenants
5.1	Disclaimers and exclusions
5.1.1	Each of the Lessee and the Sub-Lessee acknowledge and agree that:
(a)
the Equipment has been designed, manufactured, assembled, constructed and converted without reference to or involvement of the Standby Purchaser and that the Sub-Lessee alone has selected the Equipment for leasing by the Standby Purchaser to the Lessee hereunder and for sub-leasing by the Lessee to the Sub-Lessee under the Standby Sub-Lease;

(b)
the Standby Purchaser has not made or given nor shall be deemed to have made or given any term, condition, representation, warranty or covenant, express or implied (whether statutory or otherwise), as to the suitability, capacity, age, state, value, quality, durability, condition, appearance, safety, design, construction, operation, performance, description, merchantability, fitness for use or purpose or any particular use or purpose or suitability of the Equipment or any part thereof, as to the absence of latent or other defects, whether or not discoverable, as to the absence of any infringement of any patent, trademark or copyright, or as to title to the Equipment or any other representation or warranty whatsoever, express or implied, with respect to the Equipment (except representations and warranties expressly or specifically stated in this Agreement), all of which are hereby excluded; and
(c)
the Lessee is leasing the Equipment from the Standby Purchaser "as is, where is, and with all faults", and that the Lessee's acceptance of Delivery from the Standby Purchaser in accordance with clause 4.2 shall be conclusive evidence as between the Standby Purchaser, the Lessee and the Sub-Lessee that the Equipment is complete, in good order and condition, of satisfactory quality, fit for any purpose for which it may be intended or required and in every way satisfactory.
5.1.2
Save as otherwise expressly and specifically provided by this Agreement or any Standby Document, each of the Lessee and the Sub-Lessee hereby waive as between themselves and the Standby Purchaser all their respective rights, express or implied (whether statutory or otherwise), either against the Standby Purchaser in respect of the Equipment and against the Equipment (except rights arising out of any act or omission of the Standby Purchaser which is a breach by the Standby Purchaser of its express and specific obligations to the Lessee under this Agreement or any other Standby Document).
5.1.3
The Standby Purchaser shall be under no obligation to provide to the Lessee, the Sub-Lessee or any other person any replacement for the Equipment or any part thereof during any period when the Equipment is unavailable for use for any reason whatever nor otherwise to compensate either of the Lessee or the Sub-Lessee in respect of such unavailability for use.
5.1.4
Save as expressly provided in this Agreement or the other Standby Documents, and without prejudice to the generality of clause 5.1.1 and 5.1.2, the Standby Purchaser shall be under no liability to the Lessee or the Sub-Lessee whatsoever and howsoever arising, and from whatever cause, and whether in contract, tort or otherwise, in respect of any loss (consequential or otherwise), liability or damage of, or to, or in connection with, the Equipment (including delay of any nature whatsoever) or any person or property whatsoever irrespective of whether such loss, liability or damage shall arise from any action or omission of the Standby Purchaser and whether or not the same shall arise from the Standby Purchaser's negligence, actual or imputed (other than any action or omission of the Standby Purchaser which is a breach by the Standby Purchaser of its express and specific obligations to the Lessee under clause 5.2 of this Agreement).

5.2	Standby Purchaser's covenants etc.
5.2.1
The Standby Purchaser covenants to the Lessee and the Sub-Lessee that unless and until the leasing of the Equipment terminates hereunder the Standby Purchaser (other than through the acts or omissions of any party to the Standby Documents (other than the Standby Purchaser), or any of such party's agents or representatives, acting as agent or representative of the Standby Purchaser) will not, otherwise than pursuant to its rights under any of the Standby Documents or which may exist under any applicable law and except as may be required by law, interfere with the quiet use, operation, possession and quiet enjoyment of the Equipment by the Lessee or the Sub-Lessee. Each of the Lessee or the Sub-Lessee acknowledge that the covenant by the Standby Purchaser contained in this clause 5.2 is the only covenant by the Standby Purchaser in respect of quiet enjoyment and is in substitution for, and to the exclusion of, any other covenant for quiet enjoyment which may have otherwise been given or implied at law or otherwise, all of which are hereby expressly excluded and waived by each of the Lessee and the Sub-Lessee.
5.2.2
The Standby Purchaser covenants with each of the Lessee and the Sub-Lessee that it will not by its own act create any Lien over the Equipment, other than for the benefit of the General Security Trustee or any of the other Beneficiaries.
5.3	Unfair Contract Terms Act 1977

Without prejudice to the indemnities of the Standby Purchaser by the Sub-Lessee contained in this Agreement, nothing in this clause 5 shall afford to the Standby Purchaser any wider exclusion of any liability of the Standby Purchaser to any person for death or personal injury than the Standby Purchaser may effectively exclude having regard to the provisions of the Unfair Contract Terms Act 1977.
6	Lease Period
The leasing of the Equipment hereunder shall commence on Delivery and shall continue until the End Date.
7	Rent
7.1	Initial Rent
The Lessee shall pay the Initial Rent to the Standby Purchaser on the Delivery Date.
7.2	Annual Rent and Termination Sum
7.2.1	On each anniversary of the Delivery Date the Lessee shall pay to the Standby Purchaser the sum of one Dollar ($1.00) by way of annual rent.
7.2.2	On the termination of the leasing of the Equipment under this Agreement the Lessee shall pay to the Standby Purchaser a termination sum of five hundred Dollars ($500.00).
7.3	Payment of the Initial Rent
7.3.1
The payment of the Initial Rent in accordance with clause 7.1 shall be paid in full without set-off or counterclaim whatsoever and free and clear of all deductions or withholdings whatsoever save only as may be required by law.
7.3.2
If any deduction or withholding is required by law in respect of the payment by the Lessee of the Initial Rent in accordance with clause 7.1, the Lessee shall (subject to the Standby Purchaser's rights under clause 11 of the Deed of Proceeds and Priorities):
(a) ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

(b) pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law; and
(c) promptly deliver or procure the delivery to the Standby Purchaser of the appropriate receipts evidencing the deduction or withholding which has been made.
7.3.3
In circumstances where the amount received by the Lessee by way of rebate of rent pursuant to clause 20.4 of the Head Lease consequent upon the sale of the Equipment by the Lessor is reduced by reason of a breach by the Lessor of its rebate obligations under clause 20.4, the Lessee's obligation to pay the Initial Rent in accordance with clause 7.1 shall be limited to the amount actually received by the Lessee by way of rebate of rent pursuant to clause 20.4 of the Head Lease.
8	Payments
8.1	Standby Purchaser's account for the Initial Rent

The Lessee shall pay the Initial Rent to such account as the Lessee shall be notified by either the Standby Purchaser or the Standby Lender (as assignee of the Standby Purchaser) as being the account to which payments are to be made pursuant to the terms of the Standby Assignment. In respect of any other payments to be made pursuant to this Agreement, such payments shall be made to such bank account as the Standby Purchaser may from time to time designate by notice to the Lessee and the Sub-Lessee.
8.2	Payments unconditional

The Lessee's and the Sub-Lessee's obligations to make any payments under this Agreement shall be absolute and unconditional and shall not be affected by and shall be irrespective of any contingency whatsoever including (but not limited to):
8.2.1	any right of set-off, counterclaim, recoupment, defence, deduction, withholding or other right, save as the same may be required by law;
8.2.2
any unavailability of the Equipment for any reason, including, but not limited to, requisition thereof, or any prohibition or interruption of or other restriction against the use, operation or possession of the Equipment by the Standby Purchaser, the Lessee, the Sub-Lessee, Enterprise or any other Field Contractor or any other person's use, operation or possession of the Equipment, any interference with such use, operation or possession or failure to deliver any part of the Equipment or any lack or invalidity of title or any other defect in the title, suitability, merchantability, fitness for any purpose, condition, appearance, safety, design, or operation of any kind or nature of the Equipment, or the ineligibility of the Equipment for any particular use or trade, or for want of registration or the absence or withdrawal of any permit, licence, authorisation or other documentation required under the applicable law of any relevant jurisdiction for the ownership, leasing, use, operation or location of the Equipment or any part thereof or, subject to clause 10.1, the Total Loss of, or any damage to, the Haewene Brim or the Equipment or any part thereof;
8.2.3
any insolvency, bankruptcy, winding-up, administration, reorganisation, reconstruction, arrangement, readjustment or rescheduling of debt, dissolution, liquidation or similar proceedings by or against any persons;
8.2.4	any invalidity or unenforceability or lack of due authorisation of, or other defect in, this Agreement or any of the other Transaction Documents or any particular provision hereof or thereof;

8.2.5
any failure or delay on the part of any party, whether with or without fault on its part, duly to perform or comply with its obligations under this Agreement or any of the other Transaction Documents; and
8.2.6
any other cause which but for this provision would or might have the effect of terminating or in any way affecting any obligation of the Lessee and the Sub-Lessee hereunder (but without prejudice to the rights of the Lessee and the Sub-Lessee to damages or specific performance or any other injunctive relief in respect of this Agreement or any of the other Transaction Documents).
8.3	Interest on overdue amounts
8.3.1
If any amount payable by the Lessee or the Sub-Lessee to the Standby Purchaser under this Agreement or any of the other Transaction Documents is not paid in full on the date such amount becomes due and payable hereunder or thereunder, the Standby Purchaser shall be entitled, in addition, to demand interest on the unpaid sum at the Default Rate from and including such date to and including the date of actual payment (after as well as before judgment). Such interest at the Default Rate shall accrue on a day to day basis and be compounded quarterly.
8.3.2
All interest under this clause 8.3 shall be calculated on the basis of the actual number of days elapsed and (in respect of Sterling amounts or where that is the normal bank basis for interest calculations under the relevant currency) a three hundred and sixty-five (365) day year or (in respect of amounts in other currencies) a three hundred and sixty (360) day year.
8.4	Time of the essence
Punctual payment of amounts payable by the Lessee and the Sub-Lessee to the Standby Purchaser shall be of the essence and shall be a condition of this Agreement.
8.5	Business Days

If any payment is due on a day which is not a Business Day, it shall, unless expressly provided to the contrary in this Agreement, be paid on the immediately succeeding Business Day, together with interest from the due date, on a daily basis at LIBOR for the relevant period, unless that day falls in the calendar month succeeding that in which the date on which the payment is due falls, in which case it shall be due on the immediately preceding Business Day, but the amount of such payment shall not be adjusted in consequence thereof.

9	Insurances

Each of the Lessee and the Sub-Lessee hereby covenants with the Standby Purchaser and undertakes that, throughout the Standby Lease Period and thereafter until the sale of the Equipment, the Sub-Lessee shall observe and perform in favour of the Standby Purchaser all of the obligations of the Lessee in respect of the Insurances as are set out in clause 13 of the Standby Sub-Lease provided however, for the avoidance of doubt, that the Standby Purchaser's interest in the Insurances shall be limited to an interest in the Agreed Proportion of the Insurances.
10	Total Loss and damage
10.1	In the event of a Total Loss, the Standby Lease Period shall end on the date of the termination of the Standby Sub-Lease pursuant to clause 14 of the Standby Sub-Lease.
10.2
The Sub-Lessee hereby covenants and agrees with the Standby Purchaser that the Sub-Lessee shall observe and perform in favour of the Standby Purchaser all of its obligations as are set out in clause 13.8 of the Standby Sub-Lease and the Sub-Lessee shall procure that the payments referred to in clause 13.10 of the Standby Sub-Lease are made in accordance with that clause.
10.3
The parties hereto agree that following a Total Loss any insurance moneys payable in respect of the Total Loss shall be paid to the Standby Purchaser Assigned Account and applied in accordance with the terms of the Deed of Proceeds and Priorities.
11	Risk and requisition

The Standby Purchaser, the Lessee and the Sub-Lessee hereby agree that clauses 13.2 and 14.6 of the Standby Sub-Lease shall be deemed incorporated in this Agreement as if the same were set out in extenso and the Lessee covenants to perform the obligations of the Lessee set out therein in favour of the Standby Purchaser.
12	Covenants
12.1	Notification and information covenants

The Sub-Lessee hereby covenants and agrees with the Standby Purchaser that, with effect from the Delivery Date, the Sub-Lessee shall observe and perform in favour of the Standby Purchaser the notification and information requirements set out in clause 9.2 of the Standby Sub-Lease.
12.2	Operational covenants

The Sub-Lessee hereby covenants and agrees with the Standby Purchaser that with effect from the Delivery Date, the Sub-Lessee shall observe and perform in favour of the Standby Purchaser all of its obligations in relation to the operation of the Equipment as are set out in clause 10 of the Standby Sub-Lease, as if such clause were set out in extenso herein.
13	Title and ownership of the Equipment
13.1	Title

During the Standby Lease Period the Equipment shall at all times be the property of and belong to the Standby Purchaser. Nothing in the Transaction Documents shall have effect or be deemed to have effect to pass title or beneficial ownership of the Equipment or any part thereof or interest to the Lessee, the Sub-Lessee or Enterprise or other Field Contractor except the right to use the Equipment upon the terms and conditions contained in this Agreement and/or the Standby Sub-Lease and/or the applicable Field Contract.

13.2	Encumbrances

The Sub-Lessee hereby covenants and agrees with the Standby Purchaser that, with effect from the Delivery Date, the Sub-Lessee shall observe and perform in favour of the Standby Purchaser all of its obligations under 12.2 of the Standby Sub-Lease.
13.3	Notice of Lease

The Sub-Lessee agrees to place and keep or procure that there is placed and kept and displayed conspicuously and to keep so fastened and displayed during the Standby Lease Period a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space of not less than six (6) inches wide by nine (9) inches high, substantially reading as follows:

"This floating production storage and offloading facility (the "FPSO") is registered in the name of Bluewater (Haewene Brim) N.V. ("BHB"). The hull (the "Hull") is the property of BHB and is subject to a lease agreement in favour of Pierce Production Company Limited ("PPC"). The topsides processing plant and equipment (the "Equipment") attached to the Hull is the property of Ola Dunk II Foundation (the "Owner") and is the subject of a lease granted by Bluewater Holding B.V. in favour of PPC. Neither PPC nor the Master nor any servant or agent thereof has any right, power or authority whatsoever to contract on behalf of the Owner or to pledge the Owner's credit or to involve the Owner in any liability whatsoever to create, incur, or permit to be imposed on the Vessel any lien whatsoever except for general average, crew's wages and salvage. BHB has also granted a first priority mortgage over the FPSO in favour of Barclays Bank plc on behalf of syndicate of banks and financial institutions."
or in such form as the Standby Purchaser may reasonably require from time to time.

The Sub-Lessee undertakes not to remove or cover up such notice, and will not place or (save as required pursuant to the Deed of Proceeds and Priorities) permit to be placed any other notice (affecting the ownership of the Equipment or the FPSO or otherwise relating to the rights of the Standby Purchaser in or on the Equipment or the FPSO or any part thereof) without the prior written consent of the Standby Purchaser.

The Sub-Lessee agrees to give written instructions with regard to the foregoing matters to the Master of the Vessel, such instructions to be in such terms as may from time to time be required by the Standby Purchaser.
14	Termination
14.1	Automatic termination

Each of the Standby Purchaser, the Lessee and the Sub-Lessee hereby agree that the leasing of the Equipment under this Agreement will terminate immediately without the need for any notice or declaration or other act on the part of the Standby Purchaser by and upon termination, for any reason, of the sub-leasing of the Equipment under the Standby Sub-Lease, such termination hereunder to be simultaneous with the termination of the sub-leasing of the Equipment under the Standby Sub-Lease.

15	Re-delivery and sale of the Equipment
15.1	Re-delivery of the Equipment
15.1.1
Except in the event of a Total Loss of the Equipment, (in which event clause 15.1.3 shall apply), and subject to the provisions of clause 14.6(c) of the Standby Sub-Lease (as incorporated into this Agreement), the Sub-Lessee shall, on behalf of the Lessee, at the end of the Standby Lease Period re-deliver the Equipment together with all applicable certificates relating to the Equipment to the Standby Purchaser free of all Liens (other than Liens falling within paragraphs (i), (ii) or (vii) of the definition of Permitted Liens), and the Standby Purchaser shall accept such re-delivery, at the re-delivery location to be mutually agreed between the parties or, in the absence of such agreement, at such nearby safe port as the Standby Purchaser may require. Subject to the provisions of clause 14.6(c) of the Standby Sub-Lease (as incorporated into this Agreement), the Sub-Lessee shall, on behalf of the Lessee, at its expense before such re-delivery make all such repairs and do all such work as may be necessary so that the Equipment at the date of re-delivery shall be:
(a)
unless otherwise agreed by the Standby Purchaser in writing, in the same class and in such state of repair and operating condition as the Equipment is required to be maintained in accordance with clause 10 of the Standby Sub-Lease (as incorporated into this Agreement), fair wear and tear and changes and alterations properly made by the Sub-Lessee as permitted under this Agreement and/or the Standby Sub-Lease excepted;
(b) with all required certificates in full force and effect and (in the case of any certificates relating to the Equipment) valid for a period of no less than ninety (90) days from redelivery; and
(c)
with all equipment, fittings, spare and replacement parts installed in or on or which are attached to, or which are part of the Equipment, in accordance with this Agreement other than those which belong to PPC and which have been removed prior to re-delivery in accordance with the provisions of clause 9.4 of the Standby Sub-Lease (as incorporated into this Agreement);

The cost of satisfying the requirements specified in paragraphs (a)—(c) above and remedying any defects or deficiencies shall be borne by the Sub-Lessee and the Sub-Lessee shall pay to the Standby Purchaser the cost of effecting the same.
15.1.2
At or about the time of re-delivery following a termination of the leasing of the Equipment pursuant to clause 14.1 or following the end of a period of requisition for hire which ends after the expiration of the Standby Lease Period a survey shall, if the Standby Purchaser so requires, be made to determine the state and condition of the Equipment. In that event, the Lessee and the Standby Purchaser shall each appoint surveyors to be present at such survey and the surveyors present shall determine the condition of the Equipment and shall state the repairs or work necessary to place the Equipment at the date of re-delivery in the structure state and condition referred to in clause 15.1.1(a). If the said surveyors disagree they shall refer the matter to a senior surveyor of the classification society with which the Haewene Brim is then classed whose decision shall be final and binding on the parties hereto. All reasonable costs occasioned by any such survey including the costs of the said surveyors appointed by the Lessee and the Standby Purchaser and, if appointed, the costs of the senior surveyor of the said classification society shall be payable by the Lessee. If the Lessee fails to appoint a surveyor as specified, the survey shall be conducted by the Standby Purchaser's appointee alone and references to the "senior surveyor" in this clause 15.1.2 shall be ignored.

15.1.3
In the event of a Total Loss (to the extent that the insurers have satisfied or admitted in full their obligations under the Insurances and have expressly waived any rights they may have, or would or might require, in the Equipment), the Lessee shall, at the Sub-Lessee's cost and expense, redeliver the Equipment and all Surviving Parts to the Standby Purchaser at such location and upon such other terms and conditions as the Standby Purchaser, the Lessee and the Sub-Lessee may agree at such time.
15.2	Sale of the Equipment
15.2.1
Upon any termination of the leasing of the Equipment (or, as the case may be, the right of the Lessee to take the Equipment on Lease) under this Agreement through effluxion of time or otherwise (but in the case of a Total Loss, only to the extent that the Standby Purchaser is free to dispose of the same) the Equipment shall be sold and, to the extent applicable, any Equipment Rights shall be transferred in accordance with the remaining provisions of this clause 15.2.1 and in accordance with the Deed of Proceeds and Priorities.
15.2.2
Subject to the rights of the Lessee under clause 15.2.3(d) and subject further to the provisions of the Deed of Proceeds and Priorities, the Standby Purchaser shall have the sole right of deciding the means, timing and terms of disposal of the Equipment including, for the avoidance of doubt, and to the extent applicable, any Equipment Rights and in particular whether to sell by public auction or tender, with or without reserve or by private treaty.
15.2.3	Any sale pursuant to this clause 15.2 shall be in accordance with clause 14 of the Deed of Proceeds and Priorities and any sale shall otherwise comply with the following conditions:
(a)
the sale shall be at a cash price payable by the purchaser in full on completion in Dollars or such other currency as the Standby Purchaser may agree (such agreement not to be unreasonably withheld) direct to the Standby Purchaser for credit to the Standby Purchaser Assigned Account;
	(b)	the sale shall be at a price which (excluding VAT or other similar taxes wheresoever and howsoever arising) shall be not less than open market value of the Equipment;
	(c)	the sale may be to any person other than:
(i) PPC; or
(ii) any person who is purchasing on behalf of or in trust for PPC; or
(iii) any person who is controlled by PPC (as the term "control" is defined in s840 of ICTA); or
(iv) any person who is purchasing as part of an arrangement under which title will or may pass to any of the persons mentioned in (i), (ii) (iii) and (iv) above;
(d)
the sale shall be made upon terms which do not expose the Standby Purchaser to any liability, including but not limited to any Tax Liability which it would not have had but for execution of the relevant sale documents (save for liability for breach of the warranty set out in this clause 15.2.3(d)) and otherwise without any representation, recourse or warranty whatsoever to or on the part of the Standby Purchaser other than a warranty that the Standby Purchaser shall pass such title to the Equipment as the Standby Purchaser has acquired pursuant to the Standby Put Option Deed subject to Liens, save for Liens knowingly created by the Standby Purchaser;
	(e)	a sale shall be on an "as is, where is and with all faults" basis and governed by the laws of England;

(f)
a sale shall exclude, so far as permitted by the laws of England and any other laws governing or applicable to the sale of the Equipment, all liability of the Standby Purchaser, in contract or tort, in relation to the Equipment to the same extent as such liabilities are excluded by clause 5 but save for the warranty given by the Standby Purchaser under clause 15.2.3(d) above; and
(g) if the Haewene Brim is at the date of entry into any contract for the sale of the Equipment subject to any requisition for hire, the sale shall be subject to such requisition.

The Sub-Lessee shall, whether or not the Equipment is sold through its assignee (the General Security Trustee) as sales agent pursuant to clause 15.2.3(d) and whether or not the Equipment is in the possession of the Standby Purchaser, the Lessee, the Sub-Lessee or Enterprise indemnify the Standby Purchaser on demand and keep the Standby Purchaser indemnified on a full indemnity basis against all Losses from time to time suffered or incurred by or made against the Standby Purchaser which are connected with the repossession, re-delivery, storage, maintenance, protection, sale or attempted sale of the Equipment including, for the avoidance of doubt, and to the extent applicable, any Equipment Rights.
15.2.4	Sales agency

Subject to the provisions of the Deed of Proceeds and Priorities, the Lessee is hereby appointed by the Standby Purchaser as its sole and exclusive marketing agent for the Equipment, including, for the avoidance of doubt, and to the extent applicable, any Equipment Rights any such sale of the Equipment to be completed only at the time of or following the End Date, PROVIDED THAT: the authority of the Lessee is limited to the extent that the Lessee shall not be authorised to sell the Equipment or any part thereof or to approve or execute on behalf of the Standby Purchaser any document (including, but not limited to, any term sheet or heads of terms) relating to the sale of the Equipment, but the Standby Purchaser agrees that it shall at the Sub-Lessee's cost and expense upon reasonable notice execute such agreement as may be requested for sale of the Equipment provided that the same complies with the provisions of clause 15.2.3.
16	Proceeds of Sale
16.1	Proceeds of Sale

The "Proceeds of Sale" of the Equipment shall be the total proceeds of sale thereof (excluding Value Added Tax and other similar taxes wheresoever and howsoever arising) unconditionally received by the Standby Purchaser.
16.2	Application of Proceeds of Sale

Whilst any of the Secured Obligations remain outstanding, the Proceeds of Sale of the Equipment shall be paid directly to the General Security Trustee as assignee of the Standby Purchaser, credited to the Standby Purchaser Assigned Account and applied in accordance with the Deed of Proceeds and Priorities provided that, upon the payment and satisfaction in full of all the Secured Obligations the Proceeds of Sale shall be paid directly to the Standby Purchaser for credit to the Standby Purchaser Proceeds Account and applied by way of rebate of rent to the Lessee in accordance with the Deed of Proceeds and Priorities.

17	General indemnity
17.1	General indemnity

The Sub-Lessee hereby agrees at all times to pay promptly or, as the case may be, indemnify and hold the Standby Purchaser and its officer, directors, secondees, agents and employees (together the "Indemnified Persons") harmless on a full indemnity basis from and against each and every liability, loss, charge, claim, demand, action, proceeding, damage, judgment, order or other sanction, enforcement, penalty, fine, fee, commission, interest, Liens, salvage, general average cost and expense of whatsoever nature suffered or incurred by or imposed on any Indemnified Person (together "Losses") which relate to any matter specified in any of paragraphs (a) to (g) both inclusive) of clause 7.1 of the Standby Sub-Lease.
17.2
The Sub-Lessee further agrees that the provisions of clauses 7.2 and 7.3 (both inclusive) of the Standby Sub-Lease shall be deemed to be incorporated herein as if set out in extenso and as if each reference to "Indemnified Person" were to each Indemnified Person as defined in clause 17.1, and as if each reference therein to "clause 7" were a reference to this clause 17.
18	General Tax indemnity and other tax provisions
18.1	General
18.1.1
The Sub-Lessee shall pay promptly and indemnify the Standby Purchaser on demand against all Taxes levied or assessed on or in respect of the Equipment, any payments made under this Agreement or any of the other Standby Documents or any of the transactions contemplated by any of the Transaction Documents but subject to the remaining provisions of this clause 18.
18.1.2
The Sub-Lessee further agrees that the provision of clause 8 of the Standby Sub-Lease shall be deemed to be incorporated herein as if set out in extenso and as if each reference to "this Agreement" were a reference to this Agreement, and as if each reference therein to "this clause 8" were a reference to this clause 18.
19	Assignment

Save for the assignment by the Standby Purchaser pursuant to the Standby Assignment and the assignment by the Sub-Lessee pursuant to the terms of the General Assignment, none of the parties to this Agreement may assign, transfer, novate or part with any of their respective rights under or the benefits of this Agreement without the prior written consent of the other parties.
20	Miscellaneous
20.1	Expenses
The Sub-Lessee shall on demand:
20.1.1
pay or reimburse to each of the Standby Purchaser and the Lessee all costs and expenses (including, without limitation, survey costs and expenses and costs and expenses in establishing and maintaining the existence of the Standby Purchaser) of the Standby Purchaser and the Lessee properly incurred in connection with the negotiation, preparation or execution of the Standby Documents and any amendment, variation or waiver from time to time hereto or thereto or any consent from time to time hereunder or thereunder and with delivery to or by the Standby Purchaser, redelivery or sale of the Equipment or any part thereof;

20.1.2
pay or reimburse to the Standby Purchaser all costs and expenses (including, without limitation, legal fees and survey costs and expenses) properly incurred by the Standby Purchaser in connection with or incidental to the breach by any party (other than the Standby Purchaser) of any of its respective obligations under the Standby Documents, the protection, preservation or enforcement of any right or remedy conferred upon the Standby Purchaser under any of the Standby Documents or by law, or to any action or act to recover possession of the Equipment or any part thereof, whether or not any such action progresses to judgment;
20.1.3
pay or reimburse to the Standby Purchaser all costs and expenses (including, without limitation, fees of legal and other advisers) incurred in connection with any action or act brought by the Standby Purchaser to recover any payments due from any party (other than the Standby Purchaser), under this Agreement or any of the other Standby Documents; and
20.1.4
pay or reimburse to the Standby Purchaser all costs and expenses (including without limitation, legal, insurance and other advisers) properly incurred by the Standby Purchaser in connection with a Total Loss of the Haewene Brim or the Equipment.
20.2	Delay in enforcement, waivers etc.

All waivers of any right, power and privilege by any of the Standby Purchaser, the Lessee or the Sub-Lessee shall be in writing signed by the Standby Purchaser, the Lessee or the Sub-Lessee. No failure or delay on the part of the Standby Purchaser, the Lessee or the Sub-Lessee in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in equity.
20.3	Variation
This Agreement shall only be varied by an instrument in writing executed by the parties hereto and subject to and in accordance with the provisions of the Deed of Proceeds and Priorities.
20.4	Invalidity

If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.
20.5	Notices
20.5.1
Any demand, consent, record, election or notice (a "Notice") required or permitted to be given by any party to another party under this Agreement shall be in writing and sent by first class prepaid airmail post or by facsimile transmission or delivered by hand addressed as follows:
(a) if to the Standby Purchaser to:
Ola Dunk Ii Foundation, Landhuis Joonchi, Kaya Richard J Beaujon, z/n Curaçao, Netherlands Antilles

(b) if to the Lessee to:
Bluewater Holding B.V., Marsstraat 33, 2132 HR Hoofddorp, The Netherlands
Fax: +31 23 554 2112 Attention: Jeroen Dicker, Manager, Corporate Finance
(c) if to the Sub-Lessee to:
Pierce Production Company Limited c/o Watson, Farley & Williams 15 Appold Street London EC2A 2HB
Fax: +44 207 814 8141 Attention: M J Lawson
or in each case to such address or facsimile number as one party may, by not less than three (3) Business Days' notice, notify in writing to the other party hereto.
20.5.2
Any Notice shall be deemed to have been given or received to or by the party to whom it is addressed ten (10) days following posting, if posted by first class prepaid airmail post and on receipt, if delivered by hand and in the case of facsimile transmission, upon receipt by the sender of a transmission report showing the Notice has been sent in its entirety. The sender of a Notice by facsimile shall despatch an original of such communication in the first class air mail post with postage prepaid in a envelope addressed to the recipient of the facsimile at its address stated in clause 20.5.1(a) but the facsimile Notice shall be the definitive Notice for the purposes of this Agreement.
20.6	Counterparts

This Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.
20.7	Further assurances

PPC agrees from time to time, to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the Standby Purchaser to establish, maintain and protect the rights and remedies of the Standby Purchaser and to carry out and effect the intent and purpose of this Agreement and the other Standby Documents.
20.8	Entire agreement

This Agreement, in conjunction with the other Transaction Documents and any letter agreements of even date herewith or subsequent hereto between the Standby Purchaser and any other party to the Transaction Documents, constitute the entire agreement between the parties hereto in relation to the leasing of the Equipment by the Standby Purchaser to the Lessee, and supersede all previous proposals, agreements and other written and oral communications in relation thereto. For the avoidance of doubt, each of the Lessee and the Sub-Lessee agree that none of the provisions of the Standby Sub-Lease and the rights and obligations of the Lessee and the Sub-Lessee under the Standby Sub-Lease shall be affected by the provisions of this Agreement.

20.9	Applicable law
This Agreement shall be governed by and construed, and performance thereof shall be determined, in accordance with the laws of England.
20.10	Submission to jurisdiction

Each of the Standby Purchaser, the Lessee and the Sub-Lessee (which shall include their respective successors and assigns from time to time) hereby submits to the non-exclusive jurisdiction of the courts of England with regard to this Agreement and the other Standby Documents. Any legal action or proceedings with respect to this Agreement and the other Standby Documents may be brought in the courts of England or such other jurisdiction, as the Standby Purchaser may elect. By its execution and delivery of this Agreement, each of the Standby Purchaser, the Lessee and the Sub-Lessee:
20.10.1
hereby accept for themselves and in respect of their respective property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts with respect to this Agreement and the other Standby Documents;
20.10.2
waive any objections on the grounds of venue or forum non conveniens or any similar grounds and agree that legal proceedings in any one or more jurisdictions shall not preclude legal proceedings in any other jurisdiction with respect to this Agreement and the other Standby Documents;
20.10.3
agree that final judgment against any of the Standby Purchaser, the Lessee or the Sub-Lessee in any action or proceedings shall be conclusive and may be enforced in any other jurisdiction with respect to this Agreement and the other Standby Documents within or outside England by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness; and
20.10.4
hereby consent generally in respect of any legal action or proceeding arising out of or in connection with this Agreement and the other Standby Documents to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.
20.11	Appointment of process agent

Each of the Lessee, the Sub Lessee and the Standby Purchaser hereby designates, appoints and empowers WFW Legal Services Limited presently of 15 Appold Street, London EC2A 2HB to receive for it and on behalf of it, service of process in any legal action or proceedings with respect to this Agreement or the other Standby Documents. Each of the Lessee and the Standby Purchaser agrees that it will at all times continually maintain an agent to receive service of process in England on its behalf and on behalf of its property with respect to this Agreement, the Standby Documents and the Lease Documents to which it is a party and if, for any reason, such agent named above or its successor shall no longer serve as agent of the Lessee or the Standby Purchaser (as the case may be) to receive service of process in England, the Lessee or the Standby Purchaser (as the case may be) shall promptly appoint a successor in England and advise the other parties to this Agreement thereof. It is understood that a copy of any process served as above will be promptly forwarded (if necessary) by first class pre-paid air mail post to the Lessee or the Standby Purchaser (as the case may be), but the failure of the Lessee or the Standby Purchaser (as the case may be) to receive such copy shall not affect in any way the service of process on the said person as the agent of the Lessee or the Standby Purchaser (as the case may be).

21	Preservation of indemnities

Without prejudice to any right to damages or other claim which any party to this Agreement may, at any time, have against any of the other parties hereunder or under any of the Standby Documents it is hereby agreed and declared that the indemnities given by the Sub-Lessee in favour of the Standby Purchaser contained in this Agreement or any of the Standby Documents to which the Sub-Lessee is a party shall continue in full force and effect notwithstanding any sale or other disposition of the Equipment, a Total Loss having occurred or any breach of the terms hereof or thereof by the Standby Purchaser (including fundamental breach), the repudiation by the Standby Purchaser, the Lessee or the Sub-Lessee of this Agreement or any of the Standby Documents or the expiration of the Standby Lease Period or the termination of the hire or sale of the Equipment hereunder or any other circumstance whatsoever.
AS WITNESS this Agreement is executed by the parties hereto on the day and year first above written

Schedule 1

Description of the Equipment

The Haewene Brim Equipment—Topsides Facilities Description

        The "FPSO topsides" are the facilities that perform the oil and gas processing, provide the main utilities required for such processing and the auxiliary system supporting the production.

        The topsides will perform the above duties whilst some utilities are supplied from the Haewene Brim Hull machinery.

        The topsides comprise following duties:

  •
  Two stage 3 phase Crude oil separation system plus test separator

  •
  Gas treatment and 4 stages of compression with dehydration facilities utilising a Tri Ethylene Glycol system (produced gas is being re-injected in the reservoir to stimulate oil recovery and minimise emission)

  •
  Produced water will be treated via centrifugal hydro-cyclones, treatment through slop tanks is available for back-up purposes

  •
  Power generation

  •
  Process supporting utilities including:

  •
  a closed loop flare system, which is only ignited when the flare system is activated

  •
  open and closed drain systems collecting fluids for recycling and safe disposal overboard within the Montreal Protocol Limitations

  •
  a chemical injection package, provided for processing chemicals

  •
  Process control system

        Currently feasibility studies and Front End Engineering Design is being executed to enable the Field Contractor to judge the feasibility of integrating a seawater injection system to the topsides.

        The existing topsides facilities are pre-assembled skid mounted modules or PAU's which have been installed on supporting stools integrated with the tanker hull structure.

        Connection to the wells is being established by means of a STP (Submerged Turret Production) Buoy, which allows the vessel to weathervane. Subsea and topsides emergency shutdown valves are operated by a dedicated hydraulic package. Marine thrusters and a dynamic positioning system is available to improve station keeping and heading control.

        The Process Control system is based on a DCS system. The DCS allows the control room Operations personnel to communicate with the topside facilities from remote.

        The safety and automation system (SAS) provided by Kongsberg Simrad covers both marine and topsides incorporating:

  •
  Fire and gas detection

  •
  CO2

  •
  Deluge

  •
  Emergency shutdown

  •
  Process shutdown etc.

  •
  Vessel management e.g. ballast, bilge and cargo transfer.

        The Haewene Brim Equipment is more particularly described in the Sale Agreement.

19

Schedule 2

Part 1

Representations and warranties by the Lessee

1
The Lessee is a company duly incorporated with limited liability and validly existing under the laws of England and has the corporate power to own its assets and carry on its business as it is being presently conducted.

2
The Lessee has the corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which each of the Lessee and the Standby Purchaser are a party and to consummate the transactions contemplated thereby.

3
The execution, delivery and performance of each of the Transaction Documents to which each of the Lessee and the Standby Purchaser are a party and the consummation of the transactions contemplated thereby have been duly authorised by all necessary or appropriate corporate action on the part of the Lessee, do not require any shareholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Lessee except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or decree, judgment, injunction or order binding on the Lessee or any of its assets, or the Constitutive Documents of the Lessee or contravene the provisions of, or constitute a default under, any mortgage, contract or other agreement or instrument to which the Lessee is a party or by which it or any of its assets is bound or affected, or will result in the creation of any Lien upon the property or assets of the Lessee (other than as provided in the Transaction Documents).

4
Neither the execution nor the delivery nor the performance by the Lessee of any of the Transaction Documents to which each of the Lessee and the Standby Purchaser are a party nor the consummation by the Lessee of any of the transactions contemplated thereby, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental or other authority or agency.

5
Each of the Transaction Documents to which each of the Lessee and the Standby Purchaser are a party constitute, or when executed and delivered will constitute, the legal, valid and binding obligations of the Lessee.

6
There are no pending or threatened litigation, arbitration or administrative actions or proceedings against the Lessee or any of its property or assets before any court, arbitrator or administrative agency or authority which will or might reasonably be expected to have a materially adverse effect on the financial condition, business or operation of the Lessee or on the ability of the Lessee to perform at all times its obligations under each of the Transaction Documents to which each of the Lessee and the Standby Purchaser are a party.

7
The claims of the Standby Purchaser against the Lessee under this Agreement and under any of the other Transaction Documents to which the Lessee and the Standby Purchaser are parties will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other analogous laws of general application.

SCHEDULE 2

Part 2

Representations and warranties by the Sub-Lessee

1
The Sub-Lessee is a company duly incorporated with limited liability and validly existing under the laws of England and has the corporate power to own its assets and carry on its business as it is being presently conducted.

2
The Sub-Lessee has the corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which each of the Sub-Lessee and the Standby Purchaser are a party and to consummate the transactions contemplated thereby.

3
The execution, delivery and performance of each of the Transaction Documents to which each of the Sub-Lessee and the Standby Purchaser are a party and the consummation of the transactions contemplated thereby have been duly authorised by all necessary or appropriate corporate action on the part of the Sub-Lessee, do not require any shareholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Sub-Lessee except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or decree, judgment, injunction or order binding on the Sub-Lessee or any of its assets, or the Constitutive Documents of the Sub-Lessee or contravene the provisions of, or constitute a default under, any mortgage, contract or other agreement or instrument to which the Sub-Lessee is a party or by which it or any of its assets is bound or affected, or will result in the creation of any Lien upon the property or assets of the Sub-Lessee (other than as provided in the Transaction Documents).

4
Neither the execution nor the delivery nor the performance by the Sub-Lessee of any of the Transaction Documents to which each of the Sub-Lessee and the Standby Purchaser are a party nor the consummation by the Sub-Lessee of any of the transactions contemplated thereby, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental or other authority or agency.

5
Each of the Transaction Documents to which each of the Sub-Lessee and the Standby Purchaser are a party constitute, or when executed and delivered will constitute, the legal, valid and binding obligations of the Sub-Lessee.

6
There are no pending or threatened litigation, arbitration or administrative actions or proceedings against the Sub-Lessee or any of its property or assets before any court, arbitrator or administrative agency or authority which will or might reasonably be expected to have a materially adverse effect on the financial condition, business or operation of the Sub-Lessee or on the ability of the Sub-Lessee to perform at all times its obligations under each of the Transaction Documents to which each of the Sub-Lessee and the Standby Purchaser are a party.

7
The claims of the Standby Purchaser against the Sub-Lessee under this Agreement and under any of the other Transaction Documents to which the Sub-Lessee and the Standby Purchaser are parties will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other analogous laws of general application.

Part 2

Representations and warranties by the Standby Purchaser

1
The Standby Purchaser is a stichting duly formed and validly existing under the laws of the Netherlands Antilles and has the corporate power to own its assets and to carry on its business as it is being presently conducted.

2
The Standby Purchaser has the power to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party and all necessary corporate action has been duly or taken to authorise the execution, delivery and performance of the same.

3
To the actual knowledge of the Standby Purchaser's officers there is no pending or threatened litigation, nor any arbitration or administrative actions or proceedings against the Standby Purchaser or any of its property or assets before any court, arbitrator or administrative agency or authority which in the opinion of the officers of the Standby Purchaser would have a material adverse effect on the ability of the Standby Purchaser to perform at all times its obligations under the Transaction Documents to which it is a party.

Schedule 3

Form of Acceptance Certificate

        Acceptance Certificate dated [            ] pursuant to a standby lease agreement dated [                        ], 2003 (the "Standby Lease") between [the Standby Purchaser] (the "Standby Purchaser" as lessor, Bluewater Holding B.V. as lessee (the "Lessee") and Pierce Production Company Limited (the "Sub-Lessee").

        Terms used herein shall each have the meaning given thereto in the Standby Lease.

  1
  Each of the Lessee and the Sub-Lessee confirm that the Equipment specified in the schedule hereto has been delivered by the Standby Purchaser to the Lessee and accepted by the Lessee from the Standby Purchaser as of [            ] in a condition and otherwise all in accordance with the Standby Lease free of all Liens other than Permitted Liens.

  2
  Each of the Lessee and the Sub-Lessee confirm that on the above mentioned date of delivery the Equipment became subject to and governed by the provisions of the Standby Lease.

  3
  Each of the Lessee and the Sub-Lessee confirm that as at the date hereof the representations set out in schedule 2, Part 1 and Part 2 of the Standby Lease are true and accurate.

SIGNED	)
by	)
a duly authorised attorney-in-fact	)
for and on behalf of	)
PIERCE PRODUCTION COMPANY LIMITED	)
SIGNED	)
by	)
a duly authorised attorney-in-fact	)
for and on behalf of	)
BLUEWATER HOLDING B.V.	)

Schedule to Form of Acceptance Certificate

Description of the Equipment

SIGNED	)
for and on behalf of	)
OLA DUNK II FOUNDATION	)
by Cornelis Voormolen	)
its duly authorised attorney-in-fact	)
SIGNED	)
for and on behalf of	)
BLUEWATER HOLDING B.V.	)
by Cornelis Voormolen	)
its duly authorised attorney-in-fact	)
SIGNED	)
for and on behalf of	)
PIERCE PRODUCTION COMPANY LIMITED	)
by Cornelis Voormolen	)
its duly authorised attorney-in-fact	)

QuickLinks

  Exhibit 10.60
Contents
Schedule 1 Description of the Equipment
The Haewene Brim Equipment—Topsides Facilities Description
Schedule 2 Part 1 Representations and warranties by the Lessee
SCHEDULE 2 Part 2 Representations and warranties by the Sub-Lessee
Part 2 Representations and warranties by the Standby Purchaser
Schedule 3 Form of Acceptance Certificate
Schedule to Form of Acceptance Certificate Description of the Equipment